                                                                    EXHIBIT 23.1


                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS



     We have issued our report dated December 30, 1999 (except for Note I, as to which the date is January 17, 2000), accompanying the consolidated financial statements of I.T. Technology, Inc., contained in Amendment No. 1 to Registration Statement on Form SB-2. We consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption "Experts".



                                             /s/ GRANT THORNTON LLP

Los Angeles, California
February 14, 2000